Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

HCSB Financial Corporation

Loris, South Carolina

We consent to the incorporation by reference in this Registration Statement on Form S-1/A of HCSB Financial Corporation of our report dated March 30, 2016, relating to our audits of the consolidated financial statements which appears in the Annual Report on Form 10-K for the year ended December 31, 2015.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Elliott Davis Decosimo, LLC

Columbia, South Carolina

May 18, 2016